                                                                   EXHIBIT 10.11



                                      LEASE


1. PARTIES. This Lease, dated, for reference purposes only October 1, 1996, is made by and between BRANNAN STREET PARTNERS, a California limited partnership (herein called "Landlord"), and QUOKKA SPORTS, INC., a Delaware corporation (herein called "Tenant").

2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (herein called "Premises") indicated on Exhibit "A" attached hereto and hereby reference thereto made a part hereof, said Premises being agreed, for the purpose of this Lease, to have an area of approximately 10,000 square feet and being situated on the ground floor of that certain Building known as 525 Brannan Street, San Francisco, California ("Building").

        Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

3. TERM. The term of this Lease shall be for five (5) years, commencing fifteen
(15) days following written notice from Landlord to Tenant of Landlord's substantial completion of Landlord's Work as described below. Following commencement, Landlord and Tenant shall execute a Memorandum to be attached hereto confirming the occupancy date.

        LANDLORD'S WORK. As partial consideration for this Lease, Landlord agrees to provide and pay for tenant improvements to the Premises up to the total sum of TWO HUNDRED THOUSAND AND NO/HUNDREDTHS DOLLARS ($200,000.00) ("Landlord's Work") pursuant to plans and specifications mutually agreed upon between Landlord and Tenant. In the event Landlord's Work costs in excess of $200,000, but less than $250,000, Landlord agrees to amortize the additional cost as part of the rent over the five (5)-year term of this Lease, together with interest at 10% per annum on the unpaid balance (Landlord would prefer that Tenant pay this excess in cash at the time of construction). To the extent Landlord's Work costs in excess of $250,000, Tenant agrees to pay such additional costs in cash prior to the commencement of construction. In the event Landlord's Work costs less than $200,000, the rent shall be reduced pursuant to the following formula:

      $750,000 + Cost of Landlord's Work x $15,833.33 = new monthly rental
      ----------------------------------
                 $950,000

        Landlord's Work shall include, but not be limited to, the costs of all labor and materials, architectural, design, permits, fees and costs of construction of Tenant's improvements; provided, however, the following items shall be completed by Landlord, and the cost thereof shall be excluded: demolition, code compliance (e.g., ADA, general fire safety), new entrance in the front of the building, entrance in the rear freight lobby, convert loading dock doors to windows, landscape the atrium and installation of HVAC system to (but not within) the Premises.

        Landlord and Tenant shall diligently pursue the preparation of all plans and specifications for all improvements to the Premises, whether Landlord's Work or Tenant's Work. All such plans and specifications shall have the approval of both Landlord and Tenant, which approval shall not be unreasonably withheld by either party.

        Upon execution of this Lease, Tenant, at its expense, shall have provided Landlord's architect with instructions sufficient to enable Landlord's architect to prepare complete plans and specifications for Landlord's Work. Such plans and specifications and a cost estimate for Landlord's work shall also have been prepared by Landlord's architect and submitted to Landlord and Tenant for preliminary approval within ten (10) business days from the date of execution of this Lease. When the plans, specifications and cost estimate are so approved by Landlord and Tenant, Landlord shall obtain from its general contractor a quotation of the cost of Landlord's Work under Landlord's construction contract and, if Landlord approves such quotation, it shall submit the same to Tenant for approval. If Tenant disagrees with the quotation from Landlord's general contractor, Tenant may obtain its own quotation for Landlord's approval. If Landlord and Tenant are unable to agree upon a quotation for the cost of Landlord's Work and the contractor to do Landlord's Work, the parties agree to submit the dispute to arbitration under the Construction Arbitration Rules of the American Arbitration Association. One arbitrator shall be Landlord's architect; one arbitrator shall be appointed by Tenant and the third arbitrator shall be appointed by the two arbitrators or, lacking agreement, the Presiding Judge of the Superior Court of the City and County of San Francisco. The arbitrators shall be appointed within ten (10) days of the parties' disagreement and there shall be a hearing and decision within twenty
(20) days' of the arbitrators' appointment. Upon written approval by Tenant or determination by arbitration, Landlord and Tenant shall be deemed to have given final approval to the plans and specifications on the basis of which the quotation was made, or cost determined, and Landlord shall be authorized to proceed with the Landlord's Work to the Premises in accordance with such plans and specifications. Tenant shall bear the cost of any changes in the work requested by Tenant after final approval of plans and specifications.

        All work, labor, materials and supplies furnished to the Premises other than Landlord's Work shall be furnished and installed at Tenant's sole cost and expense ("Tenant's Work"). All of Tenant's Work shall be subject to the terms and conditions of par. 10 of this Lease and shall be coordinated with Landlord's Work if undertaken at the same time. All of Tenant's Work shall comply with all state, Federal and local laws and regulations, with the standards of the National Board of Fire Underwriters (NBFU), the National Electrical Code (NEC), the American Gas Association (AGA), and the American Society of Heating and Ventilating Engineers (ASHVE), and shall conform to the following: Tenant's Work shall be performed in a first-class, workmanlike manner and prosecuted diligently to completion, free of defects in workmanship and materials. All contracts for Tenant's Work shall require that the contractor repair or replace in a first-class, workmanlike manner, without additional charge, all defective work done under such contract whether by the contractor or its subcontractors, for a period which shall not be less than one year following recording notice of completion. Tenant's Work shall be performed by licensed contractors and licensed subcontractors who will work harmoniously with each other and with Landlord and its contractors and subcontractors, and who shall be capable of providing a completion and a mechanics' and materialmen's lien bond to Tenant for such work.

        Upon Landlord's fifteen (15)-day notice to Tenant, Tenant shall have access to the Premises for cabling and move-in, provided Tenant does not interfere with Landlord's contractor. Tenant shall not be required to pay any rent during such fifteen (15)-day period.

4.      POSSESSION.

        4.a. Landlord and Landlord's agents and contractors shall use their best efforts and diligence to complete Landlord's work and deliver possession of the Premises to the Tenant on or before February 1, 1997. If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated under this Lease (but not as to the second floor "temporary premises," par. 31) during the period between the commencement of said term and the time when Landlord delivers possession. Notwithstanding the provisions of this paragraph, if Landlord has not delivered the Premises to Tenant in the condition required under this Lease oil or before April 1, 1997, Tenant shall have the right to cancel this Lease. Upon such cancellation, Landlord shall return to Tenant all sums theretofore deposited by Tenant with Landlord, and both parties shall be released from all further liability under this Lease.

        4.b. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease, except for payment of rent. Said early possession shall not advance the termination date hereinabove provided.

5. RENT. Tenant agrees to pay to Landlord as rental, without prior notice or demand, for the Premises the sum of NINE HUNDRED FIFTY THOUSAND DOLLARS ($950,000.00) for the term of this Lease or FIFTEEN THOUSAND EIGHT HUNDRED THIRTY-THREE AND NO/HUNDREDTHS DOLLARS ($15,833.33) per month (subject to adjustment pursuant to par. 3) on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first month's rent shall be paid upon the execution hereof Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty
(30)-day month. Said rental shall be paid to Landlord without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment at the office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

6. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of THIRTY-ONE THOUSAND SIX HUNDRED SIXTY-SIX AND 66/HUNDREDTHS DOLLARS ($31,666.66). In addition, a Letter of Credit, in form and substance acceptable to Landlord for an additional equivalent sum (i.e., $31,666.66) will be delivered to Landlord upon written notice from Landlord to Tenant of Landlord's substantial completion of Landlord's Work Said sum and Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within seven (7) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest. Provided Tenant is not then in default after expiration of any applicable cure period, at the second (2nd) anniversary of the commencement of the term of this Lease, if Landlord determines in Landlord's reasonable discretion that Tenant has a sufficient financial condition, income, profits and net worth, Tenant's security deposit shall be reduced to $15,833.33 cash and a Letter of Credit for an additional equivalent sum (i.e., $15,833.33).

7. OPERATING EXPENSE ADJUSTMENTS.  [DELETED]

8. USE. Tenant shall use the Premises for general office purposes, software development, multimedia studio, occasional special events for the "trade" and related uses, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

        Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirement snow in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting Tenant's use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises, or any part thereof, in excess of a value of $5,000.00 without the written consent of Landlord first had and obtained and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord. Tenant shall provide Landlord with written notice of the value and description of alterations, additions or improvements with a value of $2,000 to $5,000.00. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed by written notice to Tenant at the time of Landlord's granting approval for such addition, alteration or improvement (or Landlord's receiving notice from Tenant if the value is $2,000.00 to $5,000.00) and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal.

11. REPAIRS.

        11.a. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum', if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

        11.b. Notwithstanding the provisions of par. 11(a) hereinabove, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees in which case Tenant shall pay to Landlord the reasonable cost of Tenant's share of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by tenant. Except as provided in par. 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

        11.c. Notwithstanding any provision of this Lease, Landlord warrants to Tenant that on the commencement of the term hereof, the Premises and any improvements to be constructed by Landlord (a) shall be free from material structural defects and (b) shall comply with all applicable covenants and restrictions of record, statutes, ordinances, codes, rules, regulations, orders, and requirements, including Title 24 of the California Administrative Code and the Americans with Disabilities Act. In the event of a breach of the foregoing warranties, Landlord shall promptly rectify such breach at its sole cost and expense. Landlord also shall protect, indemnify, defend, and hold Tenant harmless from an against any and all liability, loss, suits, claims, actions, costs, and expense (including, without limitation, attorneys' fees) arising from any breach of the foregoing warranties. The provisions of this section shall survive the termination of this Lease.

12. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1/2) times any and all estimated costs of any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

13. ASSIGNMENT AND SUBLETTING. Except as set forth in this paragraph 13, Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. An assignment or subletting shall include, but not be limited to, a merger or a sale or exchange of more than 50% of Tenant's stock or assets.

        (a) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, including any expansion space, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Premises for (lie balance of the term of this Lease, to terminate this Lease; provided, however, that should Landlord so notify Tenant, Tenant shall have the right to withdraw its request within twenty (20) days after receiving Landlord's notice. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party subject to the following conditions:

               (1) The sublease shall be on the same terms set forth in the notice given to Landlord;

               (2) No sublease shall be made without the prior written consent of Landlord, which consent Landlord agrees will not unreasonably be withheld or delayed;

               (3) No sublease shall be valid and not subtenant shall take possession of the Premises sublease until an executed counterpart of such sublease has been delivered to Landlord;

               (4) No subtenant shall have a right further to sublet; and

               (5) Any sums or other economic consideration received by Tenant as a result of such subletting (except all out-of-pocket costs incurred in connection with such subletting or assignment ((including, without limitation, leasing commissions, advertising costs, rental concessions and legal fees)) and rental or other payments received which are attributable to the amortization of the cost of leasehold improvements, other than building standard tenant improvements, made to the sublet portion of the Premises by Landlord) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

        (b) Notwithstanding the provisions of paragraphs 13 and 31(a) above, Tenant may "go public" under the Securities Act of 1933 (even if it involves trading in excess of 50% of the Company's stock) or assign this Lease or sublet the Premises or any portion thereof, including any expansion space, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted oil the Premises, provided that said assignee has substantially the same or better financial condition then Tenant and assumes, in full, the obligations of Tenant under this Lease.

        (c) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

        (d) In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees (not to exceed $500.00 per request) incurred in connection therewith.

14. HOLD HARMLESS. Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of tile Premises for the conduct of its business or from any activity, work, or other thing done or permitted by the Tenant in or about the Building (or suffered by Tenant in the Premises), and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under tile terms of this Lease, or arising from any willful misconduct or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than negligence or willful misconduct of Landlord or its agents and Tenant hereby waives all claims in respect thereof against Landlord.

        Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, Falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant, nor shall Landlord be liable for any latent defect in tile Premises or in the Building unless known to Landlord or its agents. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

        Landlord hereby indemnifies; and holds harmless Tenant and its agents, employees and successors and assignees against any and all liability, loss, suits, claims, actions, costs and expense arising from (i) Landlord's or Landlord's agents' breach of this Lease and (ii) the negligence or willful misconduct of Landlord or its agents.

15. SUBROGATION. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

16. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of tile Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder, shall be in companies rated A+ AAA or better in "Best's Insurance Guide". Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancellable or subject to reduction of coverage except after ten (10) days' prior written notice to Landlord.

17. SERVICES AND UTILITIES. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord at its reasonable discretion (minimum 8:00 a.m. - 6:00 p.m. Monday through Friday) and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises and janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing unless such loss or injury is caused by the negligence or willful misconduct of Landlord or Landlord's agents. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

        Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way materially increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, to the use thereof and Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use, or otherwise charge Tenant the reasonably estimated cost thereof. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters or estimate, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

18. PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by Landlord and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

19. RULES AND REGULATIONS. Tenant shall faithfully observe And comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules, provided any such modifications do not unreasonably interfere with Tenant's use of, or access to, the Premises. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant.

20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

21. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right (upon reasonable notice to Tenant except in cases of emergency) to enter the Premises, inspect the same, supply janitorial service and other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to after, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding any other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, unless caused by the negligence or willful misconduct of Landlord or its agents. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forceable or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22. RECONSTRUCTION. In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

        In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than twenty-five percent (25%) of the full replacement cost, then Landlord shall have the option: (1) to repair or restore such damage within forty-five (45) days (if Landlord is unable to do so, Tenant shall have the right to terminate this Lease upon written notice to Landlord), this Lease continuing in full force and effect, but the rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within twenty (20) days after such damage terminating this Lease as of the (late specified in such notice, which date shall be thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

        Notwithstanding anything to the contrary in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last nine (9) months of the term of this Lease or any extension thereof

        Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant unless such damage or injury is caused by the negligence or willful misconduct of Landlord or Landlord's agents.

        Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration unless caused by the negligence or willful misconduct of Landlord or Landlord's agents.

23. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

        23.a. The vacating or abandonment of the Premises by Tenant.

        23.b. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof by Landlord to Tenant.

        23.c. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in par. 23(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

        23.d. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interests in this Lease, where such seizure is not discharged in thirty (30) days.

24. REMEDIES IN DEFAULT. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

        24.a. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, any real estate commission actually paid; the worth at the time of award by (lie court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten (10%) per cent per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, or (b) proceeding under the provisions of the following par. 24(b).

        24.b. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

        24.c. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State in which the Premises are located.

25. EMINENT DOMAIN. If more than twenty-five (25%) per cent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five (25%) per cent of the Premises is taken and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced based upon the proportion of the Premises taken. If more than fifty percent (50%) of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided. Notwithstanding any of the foregoing in the event that any taking under the power of eminent domain shall affect the Premises in such a manner that, in Tenant's reasonable opinion, such damage materially and adversely interferes with the conduct of Tenant's business, Tenant shall have the right to terminate this Lease upon written notice thereof to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to that portion of any award which is separately stated which compensates Tenant for Tenant's relocation expenses and loss of fixtures, equipment and personal property.

26. OFFSET STATEMENT. [DELETED]

27. PARKING. [DELETED]

28. AUTHORITY OF PARTIES.

        28.a. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

        28.b. LIMITED PARTNERSHIPS. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

29. GENERAL PROVISIONS.

        (i) PLATS AND RIDERS. Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

        (ii) WAIVER. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of (lie same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

        (iii) NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid or overnight courier, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid or overnight courier, addressed to the Landlord at the office of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

        (iv) JOINT OBLIGATIONS. If there be more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

        (v) MARGINAL HEADINGS. The marginal headings and paragraph titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        (vi) TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

        (vii) SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

        (viii) RECORDATION. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

        (xi) QUITE POSSESSION. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

        (x) LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant's receipt of written notice that said amount is past due, then Tenant shall pay toe Landlord a late charge equal to seven (7%) per cent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such later charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        (xi) PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

        (xii) INABILITY TO PERFORM. This Lease and the obligations of the Tenant and Landlord hereunder shall not be affected or impaired because either party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of such party. This provision shall not excuse or extend performance of Tenant's rental payment obligation hereunder.

        (xiii) ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees.

        (xiii) SALE OF PREMISES BY LANDLORD. In the event of any sale of the Building, after delivery to the purchaser of Tenant's security deposit and any other funds of Tenant held by Landlord on account of Tenant's obligations hereunder, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

        (xv) SUBORDINATION, ATTORNMENT. Upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof, provided that such bank, insurance company or other lending institution delivers to Tenant a non-disturbance agreement reasonably satisfactory to Tenant.

        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided that such bank, insurance company or other lending institution delivers to Tenant a non-disturbance agreement reasonably satisfactory to Tenant.

        The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

        Within 30 days of execution of this Lease, Landlord shall deliver to Tenant a non-disturbance agreement in a form reasonably satisfactory to Tenant executed by each beneficiary or mortgagee holding a lien on the Premises.

        (xvi) NAME. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

        (xvii) SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or Illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

        (xviii) CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        (xix) CHOICE OF LAW. This Lease shall be governed by the laws of the State in which the Premises are located.

        (xx) SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord, at its sole cost and expense, shall provide building directory signage for Tenant in the first floor lobby. Tenant shall have the right to install exterior Building signage both in the front and back of the Building, with the design to be mutually agreed upon by Landlord and Tenant. Said design is to be tasteful and fully integrated into the design of the Building.

30. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Whitney Cresinan Limited (for Landlord) and Cushman & Wakefield (for Tenant) and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

31. TEMPORARY PREMISES. Upon the Landlord's completion of construction of a demising wall or October 1, 1996, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 1,545 sq. ft. of office space located on the second floor of the building containing the Premises, as indicated on Exhibit "B" attached hereto and hereby reference to and made a part hereof, "AS-IS" at a monthly rent of $2,446.25 per month, and otherwise subject to all of the terms and conditions of this Lease. Tenant shall pay Landlord the first month's rent upon execution of this Lease. The lease of this temporary premises shall automatically terminate upon commencement of the term of this Lease, or become month-to-month, pursuant to par. 3 of this Lease.

32. RIGHT OF FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE. Provided Tenant is not then in default after expiration of any applicable cure period under any of the terms and provisions of this Lease, Tenant shall have a "right of first opportunity" to lease any additional space that comes available in the Building during the term of this Lease. Landlord shall notify Tenant in writing of any such space becoming available after receiving notice from an existing tenant intending to vacate such space. Tenant shall respond to Landlord's notice of the right of first opportunity within fifteen (15) business days of the date of written notice from Landlord.

        The term of the lease of the additional space shall coincide with the remaining term of this Lease. The rent shall be the fair market value for the space as a gross lease for comparable space in similar buildings in the area of the building. Within fifteen (15) days of Tenant's response, Landlord and Tenant shall attempt to agree upon a mutually acceptable rent.

        If the parties are unable to agree on the new rent within that period, then within ten (10) days after expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5)-years' full-time commercial appraisal experience in (he area in which the Premises are located to appraise and set the new rent for the additional space. If a party does not appoint an appraiser with ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the new rent for the additional space. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the new rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last day the two appraisers are given to set the new rent. If the parties are unable to agree oil the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association's appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the new rent for the additional space. If a majority of the appraisers are unable to set the new rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the new rent for the additional space and the parties shall execute an Amendment to this Lease describing the space as part of the Premises and setting forth the rent. The additional space shall be otherwise subject to all of the terms and conditions of this Lease.

33. OPTION TO TERMINATE. Upon expiration of the thirty-second (32nd) month of the term of this Lease, if Landlord is unable to accommodate Tenant's expansion needs, Tenant shall have the option to terminate this Lease by providing Landlord one hundred twenty (120) days' advanced written notice to Landlord and paying Landlord all current rent and performing all covenants and conditions of this Lease to the effective date of termination. In, addition, in the event Tenant exercises its option to terminate, as consideration, Tenant shall pay Landlord the unamortized portion of tenant improvements and leasing commissions (e.g., by way of example, $20.00 per sq. ft. T.I. allowance + $5.00 per sq. ft. commission x 10,000 sq. ft./60 months = $4,166.66 per month).

34. REASONABLE CONSENT OR APPROVAL. When any provision of this Lease, or the accompanying Rules and Regulations, calls for a party's consent or approval, Landlord and Tenant each agree that such consent or approval shall not be unreasonably withheld or delayed.

35. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) business days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form specified by Landlord, which shall certify: (a) that the Premises have been completed to the satisfaction of Tenant and accepted and possessed by Tenant,
(b) the date the term of Lease commenced, the term of the Lease, any portions to renew or extend, the amount of any security deposit and the date to which rental and any other charges are paid in advance, (c) that the Lease is in full force and effect and unmodified (or if there have been modifications, stating the nature of the modifications and certifying that the Lease so modified is in full force and effect), (d) that no notice has been received by Tenant of any default of Tenant which has not been cured (or specifying such notices), (e) that there are no uncured defaults on the part of Landlord (or specifying such defaults if any are claimed), off-sets, counterclaims or credits against the rents, obligations or stipulations due or to become due or required, (f) that Tenant has no knowledge of an, prior assignment, hypothecation or pledge of rents and
(g) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchase of all or any portion of the real property of which the Premises are a part.

36. SUBORDINATION. This Lease shall be subject and subordinated at all times to
(a) all ground or underlying leases which may hereafter be executed affecting the real property of which the Premises are a part, and (b) the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against said real property or on or against Landlord's interest or estate therein or on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing,
(1) in the event of termination for any reason whatsoever of any such ground or underlying lease, this Lease shall not then be barred, terminated, cut off or foreclosed nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease and Tenant shall attorn to Landlord of any such ground or underlying lease, or, if requested, enter into a new lease for the balance of the original or extended term hereof then remaining upon the same terms and provisions as are in this Lease contained; (2) in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding of the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease and Tenant shall attorn to the purchaser at such foreclosure, sale or other action or proceeding; and (3) Tenant agrees to execute and deliver upon demand such further instrument evidencing such subordination of this Lease to said deed, to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Tenant's covenant to subordinate this Lease to ground or underlying leases and/or mortgages or deeds of trust hereafter executed is conditioned upon each such senior instrument containing the commitments specified in the preceding clauses (1) and
(2).

        THE PARTIES HERETO HAVE EXECUTED THIS LEASE AT THE PLACE AND ON THE DATES SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE SIGNATURES.

        IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO.

Dated: October 1, 1996                       BRANNAN STREET PARTNERS, a
                                             California limited partnership



Address: 525 Brannan Street, Suite 300       By: /s/ W. LANEY THORNTON
         San Francisco, CA 94105                --------------------------------
         Attn:  Diana E. Lees                   W. Laney Thornton, General
                                                Partner


                                                                        LANDLORD



Dated:  September __, 1996                   QUOKKA SPORTS INC., a Delaware
                                             corporation



                                             By: /s/ [Signature Illegible]
                                                --------------------------------
                                                                       President

Address: 525 Brannan Street, Suite 203       By: /s/ [Signature Illegible]
         San Francisco, CA 94105                --------------------------------
         Attn:                                                         Secretary

                              RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of (lie outside or inside of the Building (excluding the interior of the Premises) without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No heavy or large volume of furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at a reasonable time and manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves (lie right to prevent access to (lie Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building ally person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

19. Except for seeing eye dogs, no animals shall be allowed in the Building at any time.

20. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

                            FIRST AMENDMENT TO LEASE


        THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into this 17th day of August 1998, by and between BRANNAN STREET PARTNERS, a California limited partnership ("Landlord"), and QUOKKA SPORTS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

        WHEREAS, Landlord and Tenant have made and entered into that certain Lease dated October 1, 1996, as amended by that letter agreement dated July 10, 1997 (collectively, "Lease"), for the lease and improvement by Landlord to Tenant of those certain premises consisting of approximately 10,000 rentable square feet on the ground floor of the building commonly known as 525 Brannan Street San Francisco, California, as more particularly described in the Lease ("Premises"); and

        WHEREAS, Landlord and Tenant desire to amend the Lease further to provide for adding additional premises on the Second Floor of the Building to the Premises and agree upon certain other and related matters upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Landlord and Tenant agree to amend the Lease as follows:

        1. ADDITIONAL PREMISES. Upon commencement of the Additional Premises Term (as hereinafter defined), paragraph 2 of the Lease is hereby amended to add the following to the Premises, subject to all of the terms and conditions of the Lease and this Amendment: that certain office space, known as "Suites 207 and 208," indicated on Exhibit "A-l" attached hereto consisting of One Thousand Three Hundred Fifty-Two (1,352) sq. ft. on the Second Floor of the Building (said space shall be sometimes hereinafter specifically referred to as the "Additional Premises").

        2. TERM OF THE ADDITIONAL PREMISES. The term of the lease of the Additional Premises ("Additional Premises Term") shall commence on August 17, 1998. The Additional Premises Term shall expire on August 31, 1999; provided, however, that Tenant may give Landlord written notice on or before June 1, 1999, of Tenant's election to extend the Additional Premises Term so as to be co-terminus with the term of the Premises. The term of this Lease for the Premises (including the Additional Premises if Tenant gives the notice referred to in the preceding sentence) shall expire on March 31, 2002, subject to Tenant's option to terminate as provided in paragraph 33 of the Lease, as amended by this First Amendment.

        3. CONDITION OF THE ADDITIONAL PREMISES. Tenant acknowledges that it has had an opportunity to inspect and investigate the condition of the Additional Premises and Tenant accepts the Premises in its present condition, "as-is." Any changes or alterations to the Premises shall be made pursuant to paragraph 10 of this Lease and shall be subject to Landlord's prior written consent.

        4. RENT FOR THE ADDITIONAL PREMISES. Upon commencement of the Additional Premises Term; paragraph 5 of the Lease is hereby amended to provide that Tenant agrees to pay to Landlord as rental, without prior notice or demand, for the Additional Premises the sum of THREE THOUSAND TWO HUNDRED ELEVEN AND NO/HUNDREDTHS DOLLARS ($3,211.00) per month on or before the first day of the first full calendar month of the term hereof, commencing with the commencement of the Additional Premises Term, and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof except that the first partial month's rent of $1,533.71 (15/31ths) shall be paid upon the execution hereof. The aforesaid sum of rental is payable in addition to payment of the sum of $15,833.33 per month, making the total rental to be in the sum of NINETEEN THOUSAND FORTY-FOUR AND 33/HUNDREDTHS DOLLARS ($19,044.33) per month. Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a thirty-day month.

        5. SECURITY DEPOSIT. Paragraph 6 of the Lease is hereby amended to delete the reference to the Letter of Credit and that Absolute Guaranty of Lease dated July 10, 1997, executed by John E. Bertrand, Alan S. Ramadan and Richard Williams ("Guaranty") which replaced it and reduction in the security deposit. In lieu thereof upon execution hereof, Tenant agrees to deposit with Landlord the additional sum of SIX THOUSAND FOUR HUNDRED TWENTY-TWO AND N0/HUNDREDTHS DOLLARS ($6,422.00), representing two (2) months' rent for the Additional Premises which, when added to the present security deposit of $31,666.66 (two months' rent prior to this Amendment), makes the total security deposit the sum of THIRTY-EIGHT THOUSAND EIGHTY-EIGHT AND 66/HUNDREDTHS DOLLARS ($38,088.66), which sum shall not be reduced, but rather, shall be held by

Landlord pursuant to paragraph 6 for the entire term of the Lease. Upon execution of this First Amendment Landlord shall return to Tenant the original Guaranty, which is null and void as of June 23, 1998.

        6. OPTION TO TERMINATE. Paragraph 33 of the Lease is hereby amended to provide that Tenant's option to terminate the Lease shall not be effective until on or after March 31, 2000. Landlord and Tenant also confirm that Landlord's contribution to the total amount of tenant improvements for the ground floor was in the sum of $200,000.00 and leasing commissions for the ground floor were in the sum of $53,199.99 and that the unamortized portion is 60 months less the period commencing April 1, 1997, to the date of termination divided by 60 months.

        7. RATIFICATION. Landlord and Tenant hereby ratify, confirm and readopt all of the terms and provisions of the Lease, as amended by this First Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written.

LANDLORD                                TENANT

BRANNAN STREET PARTNERS,                QUOKKA SPORTS, INC.,
a California limited partnership        a Delaware corporation



By: /s/ WILLIAM LANEY THORNTON          By: /s/ [Signature Illegible]
   --------------------------------        -------------------------------------
     William Laney Thornton,                                      President
     General Partner



                                        By: /s/ [Signature Illegible]
                                           -------------------------------------
                                                                  Secretary

                                 [FLOOR PLAN]

                            SECOND AMENDMENT TO LEASE


      THIS SECOND AMENDMENT TO LEASE ("Second Lease Amendment") is made and entered into this 12th day of June, 1999, by and between BRANNAN STREET PARTNERS, a California limited partnership (herein called "Landlord"), and QUOKKA SPORTS, INC., a Delaware corporation (herein called "Tenant").

                                    RECITALS

      WHEREAS, Landlord and San Francisco Mercantile Company, Inc., a California corporation ("Sublessor")(as tenant), have made and entered into that certain Lease dated December 1, 1985, as amended April 1, 1997 and June 23, 1998 (collectively, the "Master Lease"), relating to certain premises consisting of 27,306 square feet of the Building (the "Building") commonly known as 525 Brannan Street, San Francisco, California, as more particularly described in the Master Lease (the "Master Leased Premises");

      WHEREAS, Landlord and Tenant have made and entered into that certain Lease dated October 1, 1996, as amended by that letter agreement dated July 10, 1997 (collectively, "Original Lease"), for the lease and improvement by Landlord to Tenant of those certain premises consisting of approximately 10,000 rentable square feet on the ground floor of the Building (the "Leased Premises");

      WHEREAS, Landlord and Tenant have made and entered into that certain First Amendment to Lease dated August 17, 1998 (the "First Amendment"), adding a portion of the second floor of the Building to the Leased Premises, making the total Leased Premises approximately 11,352 sq. ft., confirming the Lease expiration date of March 31, 2002, and amending the amount of the security deposit to be in the total amount of $38,088.66. The Original Lease and First Amendment are sometimes hereinafter collectively referred to as the "Lease;"

      WHEREAS, Sublessor and Tenant (as "Sublessee") have made and entered into that certain Sublease dated June 23, 1998 (the "Original Sublease"), with the consent of Landlord, for the lease by Tenant of those certain premises consisting of 7,824 rentable sq. ft. on the second floor of the Building and, concurrently herewith have entered into a First Amendment to Sublease (the "First Sublease Amendment"), adding portions of the third floor of the Building to the subleased premises, consisting of 8,418 sq. ft., extending the term of the Sublease and agreeing on other matters consistent with this Second Lease Amendment (the above-described subleased premises are sometimes hereinafter referred to collectively as the "Subleased Premises"); and

      WHEREAS, Landlord and Tenant desire to enter into this Second Lease Amendment to amend the Lease to add additional portions of the second, third, and fourth floors of the Building to the Leased Premises, to extend the term of the Lease, to increase the rental, to provide for a contribution by Landlord to a tenant improvement allowance, to provide for options to extend, and to agree upon certain other and related matters upon the terms and conditions hereinafter set forth.

                                       1.

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Landlord and Tenant agree to amend the Lease as follows:

      1. ADDITIONAL LEASED PREMISES. Paragraph 2 of the Lease is hereby amended to add the following to the Leased Premises, as shown on EXHIBIT A attached hereto, subject to all of the terms and conditions of the Lease and this Second Lease Amendment:

FLOOR                      SUITE REFERENCE                RENTABLE SQ. FT.
Second                     Suite 201                            1,720
Third                      Suite 302                            2,500
Third                      Suite 304                              891
Third                      Suite 305                              542
Third                      Suite 306                              320
Third                      Suite 307                              987
Third                      Suite 308                              741
Third                      Suite 309                              560
Fourth                     Suite 400                            1,932
Fourth                     Suite 404                            1,803
Fourth                     Suite 408                              741
Fourth                     Suite 409                              560
                                                               ------
                                                               13,297
                                                               ======


      The foregoing suites shall be sometimes hereinafter specifically referred to as the "Additional Leased Premises."

      2. COMMENCEMENT OF RENT FOR THE ADDITIONAL LEASED PREMISES. Tenant acknowledges that Suite 302 is presently subject to a written lease with a term expiring on September 30, 1999. The obligation to pay rent for the Additional Leased Premises shall commence thirty (30) days following the date Landlord delivers physical possession of the Additional Leased Premises to Tenant, "as-is," in broom-clean condition (the "Additional Rent Commencement Date"). Landlord agrees to use its best efforts to deliver physical possession of all of the suites constituting the Additional Leased Premises, on or before September 15, 1999, except Suite 302 shall be delivered on October 1, 1999. Upon the taking of physical possession, Tenant shall deliver to Landlord amended certificates of liability insurance pursuant to Paragraph 16 of the Lease and Paragraph 8 of this Second Lease Amendment.

      Landlord and Tenant agree that the expiration of the initial term of the Lease is hereby extended to expire on March 31, 2006.


                                       2.

      Landlord and Tenant agree that Paragraph 33 of the Lease, "Option To Terminate", is hereby deleted in its entirety and declared null and void and of no further force and effect.

      3. CONDITION OF THE ADDITIONAL LEASED PREMISES; TENANT ALLOWANCE. Tenant acknowledges that it has had an opportunity to inspect and investigate the condition of the Additional Premises and Tenant accepts the Premises in its present condition, "as-is," subject only to being delivered physically vacant and "broom clean" by Landlord, except in all cases subject to latent defects which severely impair Tenant's ability to use the Additional Leased Premises for their intended purpose and which are not reasonably discoverable by Tenant at this time; provided that Tenant's sole remedy in such event shall be to terminate the Lease as to the portion of the Leased Premises affected by such defect. Any changes or alterations to the Leased Premises (including the Additional Leased Premises) shall be made pursuant to paragraph 10 of the Lease and shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

      Landlord agrees to pay Tenant the following sums as tenant allowances for improvements to be made to the Leased Premises pursuant to Paragraph 10 of the Lease (said payments to be made on invoices presented to, and approved by, Landlord, which approval shall not be unreasonably withheld):

            (a) For the present 11,352 sq. ft. of Leased Premises, the sum of $3.87 per sq. ft., or the total sum of $43,932.24; provided, however, upon the request of Tenant, Landlord agrees to loan Tenant an additional sum up to $7.50 per sq. ft. ($85,140.00), said sum to be amortized as additional rent over the period from the Additional Rent Commencement Date through March 31, 2002, together with interest at 10% per annum on the unpaid balance.

            (b) For the Additional Leased Premises, the sum of $11.37 per sq. ft., or the total sum of $151,186.89.

      4. RENT. Upon commencement of the term of the lease of the Additional Premises, Paragraph 5 of the Lease is hereby amended to provide that Tenant agrees to pay to Landlord as rental, without prior notice or demand, the following:

PORTION OF PREMISES                    PERIOD                                                   MONTHLY RENT
1st Floor, 10,000 sq. ft.              Additional Rent Commencement Date through 3/31/2002     $15,833.33/mo.

                                       4/1/2002-3/31/2006                                      $29,166.67/mo.

2nd Floor, 1,352 sq. ft.               Additional Rent Commencement Date through 3/31/2002     $3,211.00/mo

                                       4/1/2002-3/31/2006                                      $3,943.33/mo.

Additional Premises (as                Additional Rent Commencement Date through 3/31/2006     $35.00 per sq. ft. per year
delivered, up to 13,297 sq. ft.)                                                               ($2.92 per sq. ft. per month),
                                                                                               up to $38,782.92/mo. total


                                       3.

      5. SECURITY DEPOSIT. Tenant's present security deposit pursuant to the First Amendment to Lease is in the sum of Thirty-Eight Thousand Eighty-Eight And 66/Hundredths Dollars ($38,088.66), which represents two months' rent for 11,532 sq. ft. of the Premises. Upon execution hereof, the foregoing sum shall be reduced to $37,500.00, and Tenant shall make an additional deposit in the form of a Letter of Credit (in the form attached hereto as EXHIBIT B) in the total sum of $112,500, as an additional security deposit for Tenant's performance of all of the terms and conditions of the Lease (the "Letter of Credit"). The Security Deposit shall be governed by the terms of the Lease; provided, however, that at such time as Tenant has had an initial public offering and has demonstrated that it has earned net profits after taxes from its business operations as shown on published or certified financial statements for at least two (2) calendar quarters, said Letter of Credit shall be reduced to an amount which, together with the cash portion of the Security Deposit, shall equal one
(1) month's base rent under the Lease, to be held by Landlord pursuant to paragraph 6 of the Original Lease for the entire term of the Lease.

      6. PARKING; LANDLORD'S USE. Landlord and Tenant agree that there are presently thirteen (13) parking spaces in the Building, of which nine (9) are inside. Landlord agrees to rent to Tenant for the term of this Lease and Sublease, plus any extension thereof, all of said parking spaces, as said spaces become available due to vacation by other tenants, except (1) interior space, upon the following terms and conditions: (1) Tenant shall pay initial rent for the parking spaces in the amount of $200.00 per space as additional rent under this Lease, as and when such spaces are leased by Tenant, (2) Landlord shall be entitled to raise the monthly rent per space to the prevailing rental being charged to third party, nontenants for comparable interior parking in the area (e.g., 330 Townsend) upon thirty (30) days' prior written notice to Tenant; and
(3) Tenant shall not remove or disturb the existing "car lifts" in the garage area and shall allow Landlord occasional access thereto, e.g. 5 days per month, without charge (Landlord shall be responsible for all repairs, maintenance, permits, etc.). Tenant may, at Tenant's sole option, share the foregoing rights with Sublessee at any time and from time to time, at no additional charge to Tenant or Sublessee.

      7. SATELLITE DISHES. For the monthly sum of $1,200.00 payable by Tenant as additional rent from and after the installation of the platform described below, to be paid with Tenant's payment of Monthly Rent, Tenant shall have the right to install, operate, and maintain a platform on the roof of the Building capable of holding up to fifteen (15) satellite dishes, and to install, operate, and maintain on such platform such satellite dishes, subject to reasonable restrictions to be agreed upon by Landlord and Tenant with respect to the allowable number of roof penetrations, permissible loads, and Tenant's insurance, maintenance, repair, and removal obligations relating thereto. The approximate dimensions of the platform described above are set forth on EXHIBIT C attached hereto. Tenant may, at Tenant's sole option, share the foregoing rights with Sublessee at any time and from time to time, at no additional charge to Tenant or


                                       4.

Sublessee. Tenant reaffirms and confirms that, in addition to providing Landlord with certificates of insurance naming Landlord as an additional insured for any liability in connection with the satellite dishes, Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's installation and use of the satellite dishes, including, but not limited to claims for personal injury or injury to health, and from all and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. In any case, if an action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

      8. LIABILITY INSURANCE. Paragraph 16 of the Lease is hereby amended to provide that Tenant shall obtain and maintain comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $2,000,000 (Two Million Dollars) combined single limit for each occurrence. The comprehensive general liability policy shall include contractual liability which includes the provisions of Paragraph 14 of the Lease (it is the parties' intent to provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease; however, it is understood that the insurance requirements are independent of Tenant's exculpation, indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Tenant's exculpation, indemnification and other obligations or to limit Tenant's liability under this Lease). Tenant shall furnish to Landlord certificates of insurance and copies of the policies evidencing the aforesaid insurance coverage, including naming Landlord as an additional insured. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect. Tenant's liability coverage shall include all of the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises-operations coverage, products-completed operations coverage and owners and contractors protective coverage (when reasonably required by Landlord). Tenant's general liability policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord and any lender of Landlord of which Tenant has been notified and to provide severability of interests. Said liability policies shall be endorsed as needed to provide that the insurance afforded by the policies to the additional insureds relating to the Premises is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance. The coverage afforded to Landlord and any lender of Landlord by Tenant must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

      9. CROSS-DEFAULT, RIGHTS. Concurrently with entering into this Second Lease Amendment, Tenant has entered into the First Sublease Amendment with Sublessor. Landlord and Tenant hereby agree that it shall be an additional covenant of this Lease that Tenant perform all covenants and pay all rent due the Sublease. Landlord further agrees that the additional covenants contained in this Lease as to parking and the satellite dishes shall be equally available to Tenant under the terms of the Sublease.


                                       5.

      10. OPTIONS TO EXTEND TERM. Tenant shall have the right to be exercised as hereinafter provided, to extend the term of the Lease for the following additional periods: (a) the first option, if exercised, shall extend the term of the Lease for the period from April 1, 2006 through December 31, 2010, and (b) the second option, if exercised, shall extend the term of the Lease for the period from January 1, 2011 through December 31, 2015. Said extensions shall be upon all of the terms and conditions of the Lease, except as modified by the following terms and conditions:

            (a) That Tenant is not then in default under any of the terms, covenants, conditions, provisions or agreements of this Lease or the Sublease;

            (b) Tenant shall exercise its right to extend the term of the Lease by notifying Landlord not less than one (1) year prior to the termination of the original term (or previously extended term) of the Lease of Tenant's election to exercise such right, otherwise said option (including any options for further extensions of the term) shall be null and void; and

            (c) The new rental shall be subject to the mutual agreement of both Landlord and Tenant but in no event shall the rental be less than the then fair market value of the Leased Premises. The parties shall have thirty (30) days after Landlord receives Tenant's notice in which to agree on the new rental for the extended term. If Landlord and Tenant are unable to agree on the new rental for the extended term within said 30-day period, then, within ten (10) days thereafter, Landlord and Tenant will each choose an appraiser to determine the fair market rental value of the Leased Premises by giving notice to the other party of the identity of the appraiser it selected.

      If a party does not appoint an appraiser within such ten day period, the single appraiser appointed shall be the sole appraiser and shall set the new base rental for the extended term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the new rental for the extended term. If they are unable to agree within twenty
(20) days after the second appraiser has been appointed, they shall select a third impartial appraiser meeting the qualifications stated in this paragraph within five (5) days after the aforesaid twenty (20) day period; if the two appraisers are unable to agree upon the third appraiser, either party may apply to the Presiding Judge of the San Francisco Superior Court for appointment of the third appraiser meeting the qualifications described below. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. All of the appraisers shall be California licensed real estate brokers with at least ten (10) years experience leasing office space in San Francisco.

      Within fifteen (15) days after the selection of the third appraiser, a majority of the appraisers shall set the new rental for the extended term. If a majority of the appraisers are unable to set the rental within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the rental for the Leased Premises during the extended term. After the new rental for the extended term has been set, the appraisers shall immediately notify the parties and Landlord and Tenant shall promptly enter into an amendment of the Sublease setting forth said new rental.


                                       6.

      11. REAL ESTATE BROKERS. Except for the Brokers (as defined below), Landlord and Tenant each agrees to protect, defend, indemnify and hold the other harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and court costs) by any real estate broker or salesperson or other entity or party ("Other Broker") for a commission or finder's fee as a result of such other party's dealings with such Other Broker. Landlord represents and warrants that on all matters concerning this Lease and the Sublease Landlord has had Whitney Cressman Limited ("Whitney") as its exclusive agent. Tenant represents and warrants that Tenant has retained Triton Commercial Real Estate, Inc. ("Triton") as its exclusive agent. Whitney and Triton are defined herein as the "Brokers." Landlord shall be responsible for the payment of all compensation to the Brokers (totaling approximately $179,000) be paid one-half to Whitney and one-half to Triton ($109,134.00 for this Second Lease Amendment). Tenant further agrees to protect, defend, indemnify and hold Landlord and Whitney harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and court costs) by Cushman & Wakefield for a commission or finder's fee as a result of such Tenant's dealings with Cushman & Wakefield. Notwithstanding and in addition to the foregoing indemnity, hold harmless and defense provisions, should Landlord believe in good faith that Cushman may assert a claim for leasing commissions or other compensation in connection with these transactions, Landlord shall be entitled to withhold an equitable amount of Triton's leasing commission until such claim is resolved; provided, however, that if no such claim is filed by Cushman within thirty (30) days after the date hereof, Landlord shall release any amount then due so withheld.

      12. RIGHT OF FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE. Landlord and Tenant hereby amend Paragraph 32 of the Lease to provide that, notwithstanding anything contained in the Lease to the contrary, that certain Penthouse known as Suite 400R, containing approximately 1505 sq. ft., shall be excluded from the provisions of Paragraph 32 of the Lease and Tenant's "right of first opportunity" unless otherwise expressly agreed to in writing by Landlord.

      13. RATIFICATION. Landlord and Tenant hereby ratify, confirm and readopt all of the terms and provisions of the Lease, as amended by this Second Lease Amendment.


                                       7.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Lease Amendment as of the date first above written.

                                       LANDLORD

                                       BRANNAN STREET PARTNERS,
                                       a California limited partnership


                                       By /s/ WILLIAM LANEY THORNTON
                                          --------------------------------------
                                          William Laney Thornton,
                                          General Partner

                                       TENANT

                                       QUOKKA SPORTS, INC.,
                                       a Delaware corporation


                                       By /s/ SIGNATURE
                                          --------------------------------------
                                                   General Counsel

                                       By /s/ SIGNATURE
                                          --------------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer